UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2006

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 381-6500
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the closing of the acquisition discussed below in Item 8.01, Enterprise Products Partners L.P. (“Enterprise”) issued 7,115,844 of its common units to Cerrito Gathering Company, Ltd. (“Cerrito”) as partial consideration for the acquisition. The common units were priced at $25.12 per unit, based on the average closing price of Enterprise’s common units on the NYSE during the ten trading days immediately preceding the July 12, 2006 execution of the definitive purchase agreement. The common units were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. In connection with the issuance, Enterprise agreed to (1) file a shelf registration statement with the Securities and Exchange Commission (the “SEC”) within 30 days after the closing for the resale of the common units, and (2) use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within 180 days after the closing.

Item 8.01. Other Events.

On July 12, 2006, Enterprise acquired certain natural gas gathering systems and related gathering and processing contracts from Cerrito, an affiliate of Lewis Energy Group, L.P. (“Lewis”). The total consideration paid by Enterprise was $325 million, which consisted of approximately $146 million in cash and the issuance of approximately 7.1 million Enterprise common units. In connection with the closing of this transaction, Enterprise borrowed $75 million under its multi-year revolving credit facility.

The Cerrito gathering systems are located in South Texas and are connected to over 1,450 wells having an aggregate production volume of over 100 million cubic feet per day ("MMcf/d") of rich natural gas sourced from the Olmos and Wilcox Trends in South Texas. The Cerrito gathering systems consist of approximately 484 miles of pipeline (including approximately 172 miles of pipe currently under lease from Enterprise) and 31,000 horsepower of compression. Volumes currently gathered by the Cerrito systems are delivered into Enterprise’s South Texas pipeline infrastructure.

These gathering systems will be supported by a long term dedication by Lewis of its production from the Olmos formation, which accounts for approximately 45% of current rich gas production from this field, and existing contracts with third party producers which comprise approximately 55% of current throughput. In addition to the natural gas gathering and processing dedication, the transaction also includes a long-term dedication to transport lean gas gathered and treated at Lewis’ Big Reef Treating facility. The Big Reef facility will gather and treat sour gas production from the southern portion of the Edwards Trend in South Texas. Current volumes from the Edwards Trend are approximately 20 MMcf/d.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products GP, LLC, as general partner

Date: July 13, 2006	By: ___/s/ Michael J. Knesek_______________
Michael J. Knesek
Senior Vice President, Controller
and Principal Accounting Officer
of Enterprise Products GP, LLC